Exhibit 99

December 21, 2012

FOR RELEASE: Immediately

CTS Corporation Announces Acquisition of D&R Technology, LLC

Expands its Leadership Position in Automotive Sensors

Elkhart, IN…CTS Corporation (NYSE:CTS) today announced the acquisition of D&R Technology (D&R), a privately-held company with annual sales of approximately $50 million. D&R is a leading manufacturer of custom designed sensors, switches and electromechanical assemblies primarily serving the automotive light-vehicle market. CTS acquired D&R for a cash purchase price of approximately $63.5 million. Management expects the transaction to be accretive to CTS’ earnings in the first year.

The synergistic acquisition significantly expands CTS’ strategic automotive sensor product platform with new customers and a broader product portfolio. The acquisition will also further diversify CTS’ Components and Sensors segment and bring new growth opportunities from sensor applications for safety systems and vehicle chassis management. Additionally, D&R brings strong sensor design and development engineering capabilities to complement CTS’ world-class engineering team.

D&R, founded in 1998, operates Lean Manufacturing facilities in Carol Stream, Illinois and Juarez, Mexico, with approximately 400 employees. D&R specializes in building advanced technology products that provide industry-leading and application-specific solutions. Key products include non-contacting chassis height position sensors, seat belt tension sensors, seat belt buckle switches and anti-lock braking system (ABS) wheel speed sensors. Newer products currently growing include seat track position sensors and current sensors for electric and hybrid vehicles. D&R has been widely recognized by customers for quality performance, including Flawless Launch Awards.

Vinod Khilnani, CTS Chairman and Chief Executive Officer, stated, “This is a significant strategic acquisition for CTS. We are delighted to welcome D&R into the CTS family. It is an excellent fit and a synergistic addition to our faster growing Components and Sensors segment, bringing exciting new growth opportunities.”

About CTS Automotive Products

CTS Automotive Products is a global leader in the design, test and manufacture of automotive sensors, accelerator pedal modules, actuators and subsystems. Recognized for its customer responsiveness and expertise in high-volume automotive packaging, CTS Automotive Products is focused on delivering value-added products and services to its expanding worldwide customer base. The Company manufactures sensor and actuator products in Elkhart, Indiana; Toronto, Canada; Glasgow, Scotland; Ostrava, Czech Republic; Matamoros, Mexico; Kaohsiung, Taiwan; and Zhongshan, China. The D&R acquisition adds operations in Carol Stream, Illinois and Juarez, Mexico.

About CTS

CTS is a leading designer and manufacturer of electronic components and sensors and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, communications, medical, defense and aerospace, industrial and computer markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS.” To find out more, visit the CTS Web site at www.ctscorp.com.

Safe Harbor Statement

This press release contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events and any other statements that are not based solely on historical fact. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements, including, without limitation: changes in the economy generally and in respect to the businesses in which CTS operates; unanticipated issues in integrating acquisitions; rapid technological change; general market conditions in the automotive, communications and computer industries, as well as conditions in the industrial, defense and aerospace and medical markets; reliance on key customers; unanticipated natural or other events such as the Japan earthquake and floods in Thailand; the ability to protect our intellectual property; pricing pressures and demand for our products; and risks associated with our international operations, including trade and tariff barriers, exchange rates and political and geographical risks. For more detailed information on the risks and uncertainties associated with CTS’ business, see the reports CTS files with the Securities and Exchange Commission available at http://www.ctscorp.com/investor_relations/investor.htm. CTS undertakes no obligation to publicly update its forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:

Thomas A. Kroll, Vice President and Chief Financial Officer, or

Mitchell J. Walorski, Director of Investor Relations

CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514

Telephone 574-523-3800 FAX 574-293-6146